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                                                                     EXHIBIT 5.1



                  [LETTERHEAD OF FULBRIGHT & JAWORSKI, L.L.P.]



                               December 27, 1999


DXP Enterprises, Inc.
7272 Pinemont
Houston, Texas 77040

Ladies and Gentlemen:

              We have acted as counsel for DXP Enterprises, Inc., a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 60,000 shares of the Company's common stock, $.01 par value (the "Shares"), to be offered upon the terms and subject to the conditions set forth in the DXP Enterprises, Inc. 1999 Employee Stock Bonus Plan (the "Plan").

              In connection therewith, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Restated Articles of Incorporation of the Company, as amended, the By-Laws of the Company, the Plan, records of relevant corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. We have also reviewed the Company's Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission with respect to the Shares (the "Registration Statement").

              We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

              Based on the foregoing and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

              The opinions expressed herein are limited exclusively to laws of the State of Texas and the federal laws of the United States of America, to the extent applicable.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                /s/ FULBRIGHT & JAWORSKI L.L.P.

                                Fulbright & Jaworski L.L.P.